[Letterhead of SCO Capital Partners LLC]





                                                November 16, 2001

Bioenvision, Inc.
One Rockefeller Plaza
Suite 1600
New York, New York 10020
Attn:  Christopher Wood, President and CEO

                                 Re:    Credit Facility
Gentlemen:

SCO Capital Partners LLC ("SCO") is pleased to make available to Bioenvision, Inc. (the "Company") a senior, secured credit facility (the "Credit Facility"), pursuant to which SCO shall provide the Company one or more loans (each, a "Tranche") in the aggregate principal amount of up to One Million Dollars ($1,000,000) dollars (the "Maximum Funded Amount"), subject to the terms and conditions as hereinafter provided in this letter agreement (this "Letter Agreement").

The initial tranche (the "Initial Tranche") will be in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) and will be provided and funded to the Company on or about November 19, 2001 upon receipt of the following documents from the Company: (i) a grid promissory note, including all schedules referenced therein (the "Note"), executed by an authorized officer of the Company evidencing the principal amount of funds available under the Credit Facility and the draw down of the Initial Tranche (in the form attached hereto as Exhibit A), (ii) a security agreement (the "Security Agreement") and other collateral documents pursuant to which certain assets and subsequently acquired assets of the Company (including, but not limited to, the proceeds from or received or receivable in respect of the Company's right to receive a milestone payment due to be paid to the Company upon the completion of the pivotal Phase II clinical trial of clofarabine under the Co-Development Agreement, dated March 9, 2001, between the Company and Ilex Oncology, Inc.) shall be pledged to secure the repayment of the indebtedness evidenced by the Note (the "Security Documents"), executed by an authorized officer of the Company (in the form attached hereto as Exhibit
B), (iii) an engagement letter (the "Engagement Letter") pursuant to which, among other things, the Company shall retain and appoint SCO Securities LLC as its financial advisor and consultant, executed by an authorized officer of the Company (in the form attached hereto as Exhibit C), (iv) the Warrants (as defined herein), executed by an authorized officer of the Company (in the form attached hereto as Exhibit D), (v) the Break-Up Warrants (as defined herein), executed by an authorized officer of the Company (in the form attached hereto as Exhibit E), and
(vi) such other documents, each in form and substance satisfactory to SCO, as SCO shall reasonably request.

Subject to the conditions specified herein, additional Tranches (each, an "Additional Tranche") of up to Two Hundred and Fifty Thousand Dollars ($250,000) will be made available to the Company only on January 15, 2002, April 1, 2002 and July 1, 2002 (each a "Funding Date"). Each Additional Tranche will be funded within two (2) business days following receipt by SCO on a Funding Date of a request for the funding of an Additional Tranche (each, a "Request Letter") from the Company and a certification (in form and substance satisfactory to SCO) signed by an authorized officer of the Company that all conditions to funding set forth herein have been satisfied and that the Company is not in breach of any representation, warranty or covenant provided in the Note, this Letter Agreement, the Security Documents, any Warrant issued by the Company to SCO, the Engagement Letter or any other agreement between the Company and either SCO or SCO Securities LLC in connection with the foregoing agreements but specifically excluding any agreement pertaining to Pathagon, Inc.

The Company covenants to use the proceeds of each Tranche solely for the purposes as set forth on the Use of Proceeds Schedule (the "Schedule") attached hereto as Schedule 1. In connection with the foregoing covenant, SCO shall have the right (the
"Audit and Demand Right"), subject to customary confidentiality provisions, at any time during the term of the Note and for such extended period of time as indebtedness remains outstanding under any Note to (a) audit and inspect the books and records of the Company for the purpose of determining the use of proceeds from any Tranche at reasonable times and with reasonable prior notice in accordance with the terms and conditions of the Note or (b) demand reasonable evidence from the Company that the Company is in compliance with the foregoing covenant, which evidence the Company shall provide to SCO promptly upon written request.

The Company understands and acknowledges that SCO is an affiliate of SCO Securities LLC and Pathagon, Inc. ("Pathagon"), and that SCO, as financial advisor to the Company, has proposed that the Company consider acquiring Pathagon pursuant to a merger or other business combination (the "Acquisition").

Notwithstanding anything to the contrary provided herein or elsewhere, SCO shall have no obligation to fund a Tranche if at the time a Request Letter is received by SCO and prior to when the funds requested in the Tranche are sent, one or more of the following events shall have occurred:

       (i) There shall be any material change in the business, properties, assets, results of operations, prospects or financial condition of the Company since September 30, 2001;

       (ii) The Company shall be in breach of or default under any material contract, license or other agreement or instrument; or

       (iii) There shall not have occurred (a) any domestic or international event, act or occurrence which has materially disrupted, or is likely in the immediate future to materially disrupt, the securities markets; (b) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (c) any outbreak of major hostilities or other national or international calamity; (d) any banking moratorium declared by a state or federal authority; (e) any moratorium declared in foreign exchange trading by major international banks or other persons; (f) any material interruption in the mail service or other means of communication within the United States; (g) any change in the market for securities in general or in political, financial, or economic conditions; or (h) neither the Company nor any of its officers, directors and/or controlling shareholders have become the subject of or a named party in any investigation or action involving any regulatory or self-regulatory organization including, but not limited to, the SEC, the NASD or any state and/or federal agency (each as set forth in this clause
               (iii), a "Pro Rata Event").

As an inducement to SCO to provide the Credit Facility to the Company, the Company shall issue to SCO (on the date of the funding of the Initial Tranche) five (5) year warrants (the "Warrants") to purchase 1,500,000 shares of the Company's common stock (the "Common Stock"), at an exercise price (subject to adjustment for anti-dilution and other customary adjustments) equal to the lower of (x) $1.25 or (y) the lowest price per share of common stock (or exercise or conversion price of any warrants, options, or convertible securities) that are sold and issued by the Company in any financing consummated by the Company prior to the full exercise of all of the Warrants by SCO.

As a further inducement, the Company will issue to SCO (on the date of funding of the Initial Tranche) additional five (5) year warrants (the "Break-Up Warrants") to purchase 1,500,000 shares of the Company's common stock (the "Common Stock"), at an exercise price (subject to adjustment for anti-dilution and other customary adjustments) equal to the lower of (x) $1.25 or (y) the lowest price per share of common stock (or exercise or conversion price of any warrants, options, or convertible securities) that are sold and issued by the Company in any financing consummated by the Company prior to the full exercise of all Break-Up Warrants by SCO, executed by an authorized officer of the Company, and which shall be exercisable by SCO only if the Acquisition is not consummated within ninety (90) days from the date of this Letter Agreement, for any reason or for no reason. The shares of common stock issuable upon the exercise of the Warrants and the Break-Up Warrants shall have the registration rights as set forth in Exhibit D and Exhibit E, respectively.

Notwithstanding anything to the contrary contained herein, in the event that SCO refuses to fund one or more Tranches as a result of a Pro Rata Event, the number of shares of the Company's common stock that SCO may purchase under either the Warrants or the Break-Up Warrants shall be reduced as set forth in Exhibit D and Exhibit E, respectively.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same fall force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

Any notice, consent, request, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested addressed to the Company, at its principal office as first provided above,
Attention: Christopher Wood with a copy to Piper Marbury Rudnick Wolfe LLP, 1251 Avenue of the Americas, 29th Floor, New York, New York 10020-1104, Attention: Andrew J. Cosentino, Esq. and to SCO at its addressed provided above Attention: Steven Rouhandeh with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, Attention: Luke P. Iovine, III, Esq. (or to such other address as either the Company and/or SCO shall provide in writing to the other party). Notices shall be deemed to have been given on the date of receipt by the other party.

                               Very truly yours,
                               SCO CAPITAL PARTNERS LLC
                               By:
                               Name:
                               Title:

Accepted and agreed as of the
date first appearing above

BIOENVISION, INC.

By:
    Name:
    Title:

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                          EXHIBIT A
                        FORM OF NOTE

                          EXHIBIT B
                 FORM OF SECURITY AGREEMENT

                          EXHIBIT C
                 FORM OF ENGAGEMENT LETTER

                          EXHIBIT D
                      FORM OF WARRANTS

                          EXHIBIT E
                 FORM OF BREAK-UP WARRANTS

                          SCHEDULE 1
                       USE OF PROCEEDS